Exhibit 3.2 - Certificate of Correction

Dean Heller
SECRETARY OF STATE

                                        Entity # :
                                             E0640532006-7

                                                 Document Number:
                             20060564948-34

                Date filed:
                                8/31/2006 7:47:19 AM
                                In the office of
                                 DEAN HELLER
                                                        SECRETARY OF STATE

                        CERTIFICATE OF CORRECTION

1. The name of the entity for which correction is being made:

 VISA DORADA CORP. SS# E0640532006-7

2. Description of the original document for which correction is being made:

 ARTICLES OF INCORPORATION

3. Filing date of the original document for which correction is being made: 8/25/06

4.	Description of the inaccuracy or defect:

 NAME MISSPELLED

5.  Correction of the inaccuracy or defect:

PLEASE CHANGE NAME OF CORPORATION FROM VISA DORADA CORP. TO VISTA DORADA CORP.

6.	Signature:

 AMANDA CARDINALLI                 President                     8/31/06
Authorized Signature                             Title                     Date